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                                                                      Exhibit 23

                       INDEPENDENT AUDITORS' REPORT AND CONSENT



The Board of Directors
ChromaVision Medical Systems, Inc.:

The audits referred to in our report dated January 25, 2002, included the related financial statement schedule as of December 31, 2001, and for each of the years in the three-year period ended December 31, 2001, included in the annual report on Form 10-K. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference of our report dated January 25, 2002, in the Company's registration statements (Nos. 333-59276, 333-63876 and 333-65815) on Form S-8 and registration statements (Nos. 333-67166 and 333-87969) on Form S-3.



Orange County, California
March 28, 2002